As filed with the Securities and Exchange Commission on August 22, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cheniere Energy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4924	95-4352386
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

845 Texas Avenue, Suite 1250

Houston, Texas 77002

(713) 375-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Zach Davis

Executive Vice President and Chief Financial Officer

Cheniere Energy, Inc.

845 Texas Avenue, Suite 1250

Houston, Texas 77002

(713) 375-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

George J. Vlahakos

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, TX 77002

(713) 495-4522

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this registration statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED AUGUST 22, 2024

PROSPECTUS

CHENIERE ENERGY, INC.

Offer to exchange up to

$1,500,000,000 of 5.650% Senior Notes due 2034

(CUSIP No. 16411R AN9)

that have been registered under the Securities Act of 1933

for

$1,500,000,000 of 5.650% Senior Notes due 2034

(CUSIP Nos. 16411R AL3 and U16344 AD2)

that have not been registered under the Securities Act of 1933

THE EXCHANGE OFFER EXPIRES AT 5:00 P.M., NEW YORK

CITY TIME, ON     , 2024, UNLESS WE EXTEND IT

Terms of the Exchange Offer:

•

We are offering to exchange up to $1.5 billion aggregate principal amount of registered 5.650% Senior Notes due 2034 (CUSIP No. 16411R AN9) (the “New Notes”) for any and all of our $1.5 billion aggregate principal amount of unregistered 5.650% Senior Notes due 2034 (CUSIP Nos. 16411R AL3 and U16344 AD2) (the “Old Notes” and together with the New Notes, the “notes”) that were issued on March 19, 2024.

•	We will exchange all outstanding Old Notes that are validly tendered and not properly withdrawn prior to the expiration of the exchange offer for an equal principal amount of New Notes.

•

The terms of the New Notes will be substantially identical to those of the outstanding Old Notes except that the New Notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will not contain restrictions on transfer, registration rights or provisions for additional interest.

•	You may withdraw tenders of Old Notes at any time prior to the expiration of the exchange offer.

•	The exchange of Old Notes for New Notes should not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any cash proceeds from the exchange offer.

•	There is no established trading market for the New Notes or the Old Notes.

•	We do not intend to apply for listing of the New Notes on any national securities exchange or for quotation through any quotation system.

Please read “Risk Factors” beginning on page 9 for a discussion of certain risks that you should consider prior to tendering your outstanding Old Notes in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge by way of letter of transmittal that it will deliver a prospectus in connection with any resale of New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. Please Read “Plan of Distribution.”

The date of this prospectus is     , 2024.

This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to Corporate Secretary, Cheniere Energy, Inc., 845 Texas Avenue, Suite 1250, Houston, Texas 77002 (telephone number (713) 375-5000).

In order to ensure timely delivery of this information, any request should be made by     , 2024, five business days prior to the expiration date of the exchange offer.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission, referred to in this prospectus as the SEC. No person has been authorized to give any information or any representation concerning us or the exchange offer (other than as contained in this prospectus or the related letter of transmittal) and we take no responsibility for, nor can we provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current and other reports with the SEC under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We will provide you upon request, without charge, a copy of the notes and the indenture governing the notes. You may request copies of these documents by contacting us at:

Cheniere Energy, Inc.

Attention: Investor Relations Department

845 Texas Avenue, Suite 1250

Houston, Texas, 77002

(713) 375-5000

We also make all periodic and other information filed or furnished with the SEC available, free of charge, on our website at www.cheniere.com as soon as reasonably practicable after such information is electronically filed with or furnished to the SEC. Except as otherwise set forth herein, information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus. You should not assume that the information in this prospectus is current as of the date other than the date on the cover page of this prospectus.

All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date the registration statement of which this prospectus forms a part was filed and prior to the effectiveness of such registration statement and until this offering is completed will be deemed to be incorporated by reference in this prospectus and will be a part of this prospectus from the date of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We incorporate by reference the documents listed below (excluding any information furnished and not filed with the SEC):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 22, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 3, 2024 and August 7, 2024, respectively; and

•	our Current Reports on Form 8-K filed on January 31, 2024, March 6, 2024, March 19, 2024, April 2, 2024, May 9, 2024, May 22, 2024 and May 24, 2024.

These reports contain important information about us, our financial condition and our results of operations.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Cheniere Energy, Inc.

Attention: Investor Relations Department

845 Texas Avenue, Suite 1250

Houston, Texas 77002

(713) 375-5000

PRESENTATION OF INFORMATION

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this market data from independent industry publications or other publicly available information. Although we believe that these sources are reliable, we have not independently verified and do not guarantee the accuracy or completeness of this information.

In this prospectus, unless the context otherwise requires:

•	EPC means engineering, procurement and construction;

•

LNG means liquefied natural gas, a product of natural gas that, through a refrigeration process, has been cooled to a liquid state, which occupies a volume that is approximately 1/600th of its gaseous state;

•	SPA means an LNG sale and purchase agreement; and

•	Train means an industrial facility comprised of a series of refrigerant compressor loops used to cool natural gas into LNG.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including any information incorporated by reference herein, contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical or present facts or conditions, included herein or incorporated herein by reference are “forward-looking statements.” Included among “forward-looking statements” are, among other things:

•	statements regarding our ability to pay interest, premium, if any, and principal on the notes;

•

statements that we expect to commence or complete construction of our proposed LNG terminals, liquefaction facilities, pipeline facilities or other projects, or any expansions or portions thereof, by certain dates, or at all;

•

statements regarding future levels of domestic and international natural gas production, supply or consumption or future levels of LNG imports into or exports from North America and other countries worldwide or purchases of natural gas, regardless of the source of such information, or the transportation or other infrastructure or demand for and prices related to natural gas, LNG or other hydrocarbon products;

•	statements regarding any financing transactions or arrangements, or our ability to enter into such transactions;

•

statements relating to Cheniere’s capital deployment, including intent, ability, extent and timing of capital expenditures, debt repayment, dividends, share repurchases and execution on the capital allocation plan;

•	statements regarding our future sources of liquidity and cash requirements;

•

statements relating to the construction of our Trains and pipelines, including statements concerning the engagement of any EPC contractor or other contractor and the anticipated terms and provisions of any agreement with any EPC or other contractor, and anticipated costs related thereto;

•

statements regarding any SPA or other agreement to be entered into or performed substantially in the future, including any revenues anticipated to be received and the anticipated timing thereof, and statements regarding the amounts of total LNG regasification, natural gas liquefaction or storage capacities that are, or may become, subject to contracts;

•	statements regarding counterparties to our commercial contracts, construction contracts, and other contracts;

•	statements regarding our planned development and construction of additional Trains or pipelines, including the financing of such Trains or pipelines;

•	statements that our Trains, when completed, will have certain characteristics, including amounts of liquefaction capacities;

•

statements regarding our business strategy, our strengths, our business and operation plans or any other plans, forecasts, projections, or objectives, including anticipated revenues, capital expenditures, maintenance and operating costs and cash flows, any or all of which are subject to change;

•	statements relating to our goals, commitments and strategies in relation to environmental matters;

•

statements regarding legislative, governmental, regulatory, administrative or other public body actions, approvals, requirements, permits, applications, filings, investigations, proceedings or decisions;

•	statements regarding our anticipated LNG and natural gas marketing activities; and

•	any other statements that relate to non-historical or future information.

v

All of these types of statements, other than statements of historical or present facts or conditions, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “achieve,” “anticipate,” “believe,” “contemplate,” “continue,” “estimate,” “expect,” “intend,” “plan,” “potential,” “predict,” “project,” “pursue,” “target,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this prospectus or incorporated by reference herein are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe that such estimates are reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond our control. In addition, assumptions may prove to be inaccurate. We caution that the forward-looking statements contained in this prospectus or incorporated by reference herein are not guarantees of future performance and that such statements may not be realized or the forward-looking statements or events may not occur. Actual results may differ materially from those anticipated or implied in forward-looking statements as a result of a variety of factors described in this prospectus and in the documents incorporated by reference herein, including those discussed under “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2023. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. These forward-looking statements speak only as of the date made, and other than as required by law, we undertake no obligation to update or revise any forward-looking statement or provide reasons why actual results may differ, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights information included or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before making an investment decision. You should carefully read this entire prospectus for a more complete understanding of our business and the terms of this exchange offer, as well as the tax and other considerations that are important to you in making your investment decision.

As used in this prospectus, “CEI,” “Cheniere,” “we,” “our,” “us” or similar terms refer to Cheniere Energy, Inc. and its subsidiaries, and the “Issuer” refers to Cheniere Energy, Inc., but not its subsidiaries.

Cheniere Energy, Inc.

Overview

Cheniere, a Delaware corporation, is a Houston-based energy infrastructure company primarily engaged in LNG-related businesses. We provide clean, secure and affordable LNG to integrated energy companies, utilities and energy trading companies around the world. We aspire to conduct our business in a safe and responsible manner, delivering a reliable, competitive and integrated source of LNG to our customers.

We own and operate a natural gas liquefaction and export facility located in Cameron Parish, Louisiana at Sabine Pass (the “Sabine Pass LNG Terminal”), one of the largest LNG production facilities in the world, through our ownership interest in and management agreements with Cheniere Energy Partners, L.P. (“CQP”), which is a publicly traded limited partnership that we formed in 2007. As of June 30, 2024, we owned 100% of the general partner interest, a 48.6% limited partner interest and 100% of the incentive distribution rights of CQP. The Sabine Pass LNG Terminal also includes a 94-mile natural gas supply pipeline owned by Cheniere Creole Trail Pipeline, L.P., a subsidiary of CQP, that interconnects the Sabine Pass LNG Terminal with several interstate and intrastate pipelines .

We also own and operate a natural gas liquefaction and export facility located near Corpus Christi, Texas (the “Corpus Christi LNG Terminal”) through Corpus Christi Liquefaction, LLC. In addition, we own and operate through Cheniere Corpus Christi Pipeline, L.P. a 21.5-mile natural gas supply pipeline that interconnects the Corpus Christi LNG Terminal with several interstate and intrastate natural gas pipelines.

Principal Executive Offices

Our principal executive offices are located at 845 Texas Avenue, Suite 1250, Houston, Texas 77002, and our telephone number is (713) 375-5000. Our internet address is www.cheniere.com. Information on our website is not incorporated by reference herein and our web address is included in this prospectus as an inactive textual reference only.

Our Ownership and Organizational Structure

The following diagram depicts our abbreviated organizational structure as of June 30, 2024, including our ownership of certain subsidiaries, and the references to these entities used in this prospectus:

Cheniere Energy, Inc. ("Cheniere") (NYSE: LNG)
100% Interest
Cheniere Marketing, LLC and subsidiaries ("Cheniere Marketing")
100% Interest
Cheniere Energy Partners GP, LLC ("Cheniere Partners GP")
48.6% LP Interest
100% Interest
Cheniere Corpus Christi Holdings, LLC ("CCH")
2.0% GP Interest & Incentive Distribution Rights
Cheniere Energy Partners, L.P. ("Cheniere Partners" or "CQP") (NYSE: CQP)
Blackstone Inc., Brookfield Asset Management Inc. and Public Unitholders 49.4% LP Interest
100% Interest
100% Interest
Sabine Pass LNG, L.P. ("SPLNG")
Sabine Pass Liquefaction, LLC ("SPL")
Cheniere Creole Trail Pipeline, L.P. ("CTPL")
Sabine Pass Liquefaction Stage V, LLC ("SPL Stage V")
Corpus Christi Liquefaction, LLC ("CCL")
Cheniere Corpus Christi Pipeline, L.P. ("CCP")

The Exchange Offer

On March 19, 2024, we completed a private offering of $1.5 billion aggregate principal amount of the Old Notes. As part of this private offering, we entered into a registration rights agreement with the initial purchasers of the Old Notes in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to consummate the exchange offer no later than 360 days after the March 19, 2024 private offering. The following is a summary of the exchange offer.

Old Notes	5.650% Senior Notes due 2034, which were issued on March 19, 2024.

New Notes	5.650% Senior Notes due 2034. The terms of the New Notes are substantially identical to the terms of the outstanding Old Notes except that the transfer restrictions, registration rights and provisions for additional interest relating to the Old Notes will not apply to the New Notes.

Exchange Offer	We are offering to exchange up to $1.5 billion aggregate principal amount of our New Notes that have been registered under the Securities Act for an equal amount of our outstanding Old Notes that have not been registered under the Securities Act to satisfy our obligations under the registration rights agreement.

The New Notes will evidence the same debt as the Old Notes for which they are being exchanged and will be issued under, and be entitled to the benefits of, the same indenture that governs the Old Notes. Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. Because the New Notes will be registered, the New Notes will not be subject to transfer restrictions, and holders of Old Notes that have tendered and had their Old Notes accepted in the exchange offer will have no registration rights. The New Notes will have a CUSIP number different from that of any Old Notes that remain outstanding after the completion of the exchange offer.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2024, unless we decide to extend the date.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. Please read “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Procedures for Tendering Old Notes	You must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

•

tender your Old Notes by sending the certificates for your Old Notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to The Bank of New York Mellon, as registrar and exchange agent, at the address listed under the caption “The Exchange Offer—Exchange Agent”; or

•

tender your Old Notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your Old Notes in the exchange offer, The Bank of New York Mellon, as registrar and exchange agent, must receive a confirmation of book-entry transfer of your Old Notes into the exchange agent’s account at The Depository Trust Company (“DTC”) prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, please read the discussion under the caption “The Exchange Offer—Procedures for Tendering—Book- entry Transfer.”

We are not providing for guaranteed delivery procedures, and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC on or prior to the expiration time. If you hold your Old Notes through a broker, dealer, commercial bank, trust company or other nominee, you should consider that such entity may require you to take action with respect to the exchange offer a number of days before the expiration time in order for such entity to tender notes on your behalf on or prior to the expiration time. Tenders not completed on or prior to 5:00 p.m., New York City time, on , 2024 will be disregarded and of no effect.

By executing the letter of transmittal or by transmitting an agent’s message in lieu thereof, you will represent to us that, among other things:

•	the New Notes you receive will be acquired in the ordinary course of your business;

•	you are not participating and you have no arrangement with any person or entity to participate in, the distribution of the New Notes;

•

you are not our “affiliate,” as defined under Rule 405 of the Securities Act, or a broker-dealer tendering Old Notes acquired directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•	if you are not a broker-dealer, that you are not engaged in and do not intend to engage in the distribution of the New Notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes in the exchange offer, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to tender on your behalf.

Please do not send your letter of transmittal or certificates representing your Old Notes to us. Those documents should be sent only to the exchange agent. Questions regarding how to tender and requests for information should be directed to the exchange agent.

If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering the certificates for your Old Notes, you must either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name the Old Notes are registered.

Withdrawal; Non-Acceptance	You may withdraw any Old Notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2024 by following the procedures described in this prospectus and the related letter of transmittal. If we decide for any reason not to accept any Old Notes tendered for exchange, the Old Notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of Old Notes tendered by book-entry transfer in to the exchange agent’s account at DTC, any withdrawn or unaccepted Old Notes will be credited to the tendering holder’s account at DTC. For further information regarding the withdrawal of tendered Old Notes, please read “The Exchange Offer—Withdrawal Rights.”

Material U.S. Federal Income Tax Considerations	The exchange of New Notes for Old Notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes. Please read the discussion under the caption “Material United States Federal Income Tax Considerations” for more information regarding the tax considerations to you of the exchange offer.

Use of Proceeds	The issuance of the New Notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Fees and Expenses	We will pay all of our expenses incident to the exchange offer.

Exchange Agent	We have appointed The Bank of New York Mellon as exchange agent for the exchange offer. For the address, telephone number and fax number of the exchange agent, please read “The Exchange Offer—Exchange Agent.”

Resales of New Notes	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us, we believe that the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as:

•	the New Notes are being acquired in the ordinary course of business;

•

you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the New Notes issued to you in the exchange offer;

•	you are not our affiliate; and

•	you are not a broker-dealer tendering Old Notes acquired directly from us for your account.

The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the SEC would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any New Notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your New Notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. Please read “Plan of Distribution.”

Please read “The Exchange Offer—Resales of New Notes” for more information regarding resales of the New Notes.

Consequences of Not Exchanging Your Old Notes	If you do not exchange your Old Notes in this exchange offer, you will no longer be able to require us to register your Old Notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer your Old Notes unless we have registered the Old Notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

For information regarding the consequences of not tendering your Old Notes and our obligation to file a registration statement, please read “The Exchange Offer—Consequences of Failure to Exchange Old Notes” and “Description of Notes.”

Terms of the New Notes

The terms of the New Notes will be substantially identical to the terms of the Old Notes except that the transfer restrictions, registration rights and provisions for additional interest relating to the Old Notes will not apply to the New Notes. As a result, the New Notes will not bear legends restricting their transfer and will not have the benefit of the registration rights and additional interest provisions contained in the Old Notes. The New Notes represent the same debt as the Old Notes for which they are being exchanged. The New Notes are governed by the same indenture as that which governs the Old Notes.

The following summary contains basic information about the New Notes and is not intended to be complete. For a more complete understanding of the New Notes, please refer to the section in this prospectus entitled “Description of Notes.” When we use the term “notes” in this prospectus, unless the context requires otherwise, the term includes the Old Notes and the New Notes.

Issuer	Cheniere Energy, Inc.

Notes Offered	$1,500,000,000 principal amount of 5.650% senior notes due April 15, 2034.

Maturity Date	April 15, 2034.

Interest Rate	5.650% per year (calculated using a 360-day year).

Interest Payment Dates	We will pay interest on the New Notes semi-annually, in cash in arrears, on April 15 and October 15 of each year, beginning on October 15, 2024.

Ranking of the Notes	The New Notes will not be secured. The New Notes will:

•

rank senior in right of payment to all of our future obligations that are expressly subordinated in right of payment to the notes and rank equally in right of payment with all of our existing and future senior obligations that are not so subordinated, including the 4.625% senior secured notes due 2028 issued by us in September 2020 (the “2028 Cheniere Senior Notes”), $1.5 billion of which is outstanding;

•	be effectively subordinated to any secured debt of the Issuer to the extent of the value of the collateral securing such debt; and

•	be structurally subordinated to all liabilities and preferred equity of subsidiaries of the Issuer that are not Subsidiary Guarantors.

At June 30, 2024, we had (i) approximately $20.6 billion of indebtedness outstanding on a consolidated basis that would rank structurally senior to the notes, (ii) approximately $1.5 billion of indebtedness outstanding on a consolidated basis, none of which is secured, that would rank equally with the notes and (iii) $1.25 billion of available commitments under Cheniere’s revolving credit facility, which, if drawn, would rank equally with the notes. Please read “Description of Notes—Ranking.”

Guarantees

The New Notes will not initially be guaranteed by any of our subsidiaries. In the future, any subsidiary that guarantees or becomes a co-obligor with respect to any obligations of the Issuer in respect of the 2028 Cheniere Senior Notes will also guarantee the New Notes. Please read “Description of Notes—Covenants—Future Subsidiary Guarantors.”

Optional Redemption	The New Notes will be redeemable at our option in whole or in part at any time or from time to time (i) prior to the date that is six months prior to the maturity date of the New Notes, at a redemption price equal to the applicable “make-whole” price described under “Description of Notes—Optional Redemption” and (ii) on and after the date that is six months prior to the maturity date of the New Notes, at a redemption price equal to 100% of the principal amount of the New Notes being redeemed, plus, in either case, accrued and unpaid interest to, but not including, the redemption date. See “Description of Notes—Optional Redemption.”

Change of Control	If a change of control triggering event occurs, each holder of the New Notes may require the Issuer to repurchase all or a portion of the holder’s notes at a purchase price equal to 101% of the principal amount of the New Notes, plus accrued and unpaid interest, if any, to, but not including, the date of settlement. Please read “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

Certain Covenants	The indenture governing the New Notes contains certain restrictions, including restrictions on our ability and the ability of certain of our subsidiaries to create or incur secured indebtedness or enter into sale and leaseback transactions. These restrictions are subject to a number of exceptions. See “Description of Notes—Certain Covenants.”

Risk Factors	You should refer to “Risk Factors” beginning on page 9 of this prospectus, the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 incorporated by reference herein, “Forward-Looking Statements” and the other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to participate in the exchange offer.

RISK FACTORS

Before deciding to participate in the exchange offer, you should carefully consider the risks and uncertainties described below as well as the risk factors contained in the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent filings made with the SEC. The risk factors included or incorporated by reference herein are some of the important factors that could affect our financial performance or could cause actual results to differ materially from estimates or expectations contained in our forward-looking statements. We may encounter risks in addition to those included or incorporated by reference herein. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may also impair or adversely affect our business, contracts, financial condition, operating results, cash flow, liquidity, prospects and ability to make payments of interest, premium, if any, and principal on the New Notes.

Risks Relating to the Exchange Offer and the New Notes

If you do not properly tender your Old Notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will be adversely affected.

We will only issue New Notes in exchange for Old Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes, and you should carefully follow the instructions on how to tender your Old Notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of Old Notes. Please read “The Exchange Offer— Procedures for Tendering” and “Description of Notes.”

If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on the certificates for your Old Notes. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except in connection with this exchange offer or as required by the registration rights agreement, we do not intend to register resales of the Old Notes under the Securities Act. For further information regarding the consequences of not tendering your Old Notes in the exchange offer, please read “The Exchange Offer— Consequences of Failure to Exchange Old Notes.”

Some holders who exchange their Old Notes may be deemed to be underwriters and must deliver a prospectus in connection with resales of the New Notes.

If you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If such a holder transfers any New Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume or indemnify such a holder against this liability.

The New Notes will be effectively subordinated to our existing and future secured debt and structurally subordinated to the existing and future liabilities of our subsidiaries.

The New Notes will be our senior unsubordinated obligations and will rank equally in right of payment with our other existing and future senior unsubordinated indebtedness. The New Notes will not be secured by any of our assets. Any future claims of our secured creditors with respect to assets securing our obligations will have priority over any claim of the holders of the New Notes with respect to those assets. Holders of secured debt that we have now or may issue in the future may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed assets available for payment of unsecured debt, including the New Notes. Holders of our secured debt also will have priority over unsecured creditors in the event of our bankruptcy, liquidation or similar proceeding to the extent of the value of the collateral securing such debt. As a result, the New Notes will be effectively subordinated to any secured debt that we may issue in the future to the extent of the value of the collateral securing such debt.

All of our material operations are conducted through our subsidiaries and the New Notes will not initially be guaranteed by any of our subsidiaries. The New Notes will be structurally subordinated to the indebtedness and other liabilities of any of our subsidiaries that do not guarantee the New Notes. Any non-guarantor subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the New Notes, or to make any funds available therefor, whether by loans, distributions or other payments. Any right that we or the future guarantors have to receive any assets of any such non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of New Notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be structurally subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any such non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us. As of June 30, 2024, our subsidiaries had approximately $20.6 billion of indebtedness outstanding (before unamortized discount and debt issuance costs, net), all of which would rank structurally senior to the New Notes.

We may issue additional notes.

Under the terms of the indenture that governs the New Notes, we may from time to time without notice to, or the consent of, the holders of the New Notes, create and issue additional notes of a new or existing series, which notes, if of an existing series, will be equal in rank to the outstanding New Notes of that series, form a single series with such New Notes and have the same terms (except for the issue date, issue price and, in some cases, the initial interest accrual date and the first interest payment date, as described under “Description of Notes—Principal, Maturity and Interest”) as such New Notes. If the additional notes, if any, are not fungible with the New Notes offered hereby for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

Our future debt levels may impair our financial condition and prevent us from fulfilling our obligations under the New Notes.

As of June 30, 2024, we had approximately $2.4 billion of cash and cash equivalents, $512 million of current restricted cash and cash equivalents and $23.6 billion of total debt outstanding on a consolidated basis (before unamortized discount and debt issuance costs, net). The level of our future indebtedness could have important consequences to us, including:

•	making it more difficult for us to satisfy our obligations with respect to the New Notes and our other debt agreements;

•	limiting our ability to borrow additional amounts to fund working capital, capital expenditures, acquisitions, debt service requirements, the execution of our growth strategy and other activities;

•

requiring us to dedicate a substantial portion of our cash flow from operations to pay interest on our debt, which would reduce our cash flow available to fund working capital, capital expenditures, acquisitions, execution of our growth strategy and other activities;

•

making us more vulnerable to adverse changes in general economic conditions, our industry and government regulations and in our business by limiting our flexibility in planning for, and making it more difficult for us to react quickly to, changing conditions; and

•	placing us at a competitive disadvantage compared with our competitors that have less debt.

In addition, we may not be able to generate sufficient cash flow from our operations to repay our indebtedness when it becomes due and to meet other cash needs. Our ability to service our debt will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, political, regulatory and other factors, some of which are beyond our control. In addition, our ability to service our debt will depend on market interest rates, since we anticipate that the interest rates applicable to borrowings under our revolving credit facility and certain of our subsidiaries’ credit facilities will fluctuate. If we are not able to pay our debts as they become due, we will be required to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling additional debt or equity securities. We may not be able to refinance our debt or sell additional debt or equity securities or our assets on favorable terms, if at all, and if we must sell our assets, it may negatively affect our ability to generate revenues.

Redemption may adversely affect your return on the New Notes.

The New Notes are redeemable at our option and, therefore, we may choose to redeem the New Notes at times when prevailing interest rates are relatively low. As a result, if we were to decide to redeem the New Notes prior to the maturity date, you may not obtain your expected return on the New Notes and may not be able to reinvest the proceeds received from any such redemption of the New Notes in a comparable security at an interest rate as high as the interest rate on your New Notes being redeemed. In addition, our right to redeem the New Notes prior to the maturity date may affect the market value of the New Notes at any time when potential purchasers believe we are likely to redeem the New Notes.

If an active trading market does not develop for the New Notes, you may be unable to sell your New Notes or to sell your New Notes at prices that you deem sufficient.

The New Notes will be a new issue of securities for which there currently is no established trading market. We do not intend to list the New Notes on any national securities exchange. If a trading market does not develop or is not maintained for the New Notes, you may find it difficult or impossible to resell the New Notes. Further, there can be no assurance as to the liquidity of any market for the New Notes that may develop, your ability to sell your New Notes or the price at which you may be able to sell your New Notes. Future trading prices of the New Notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the New Notes and any markets for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity date;

•	the outstanding amount of the New Notes; and

•	the level, direction and volatility of market interest rates generally.

Holders of the New Notes will not be entitled to require us to redeem or repurchase the New Notes upon the occurrence of a change of control or highly levered transactions or other designated events.

The instruments and agreements governing some of our outstanding indebtedness contain provisions that require us to repay, or offer to repay, that indebtedness, or provide that an event of default may occur, under specified circumstances or upon the occurrence of specified events (including upon the acquisition by any person or group of more than a specified percentage of the aggregate voting power of all of our issued and outstanding voting stock or upon the sale, lease, transfer or other disposition of all or substantially all of our assets). Our future debt agreements and debt securities may contain similar provisions or may require that we repay or repurchase or offer to repurchase for cash the applicable indebtedness under specified circumstances or upon the occurrence of specified changes of control or other events. The New Notes offered hereby do not have any similar rights to require us to repurchase or repay the New Notes, whether upon the occurrence of a change of control or highly leveraged transaction or otherwise, even though these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or credit ratings, thereby adversely affecting the market value of the New Notes. These provisions may also allow holders of that other indebtedness to be repaid upon the occurrence of specified transactions or events, which may deplete our available cash and sources of financing and make it difficult or impossible for us to make payments on the New Notes when due.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement we entered into in connection with the private offering of the Old Notes. We will not receive any proceeds from the issuance of the New Notes in the exchange offer. In consideration for issuing the New Notes as contemplated in this prospectus, we will receive, in exchange, outstanding Old Notes in like principal amount. We will cancel all of the Old Notes surrendered in exchange for New Notes in the exchange offer. As a result, the issuance of the New Notes will not result in any increase or decrease in our indebtedness.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of our material outstanding indebtedness. It does not include all of the provisions of our material indebtedness, does not purport to be complete and is qualified in its entirety by reference to the provisions of the instruments and agreements described.

Cheniere Revolving Credit Facility

We have total commitments of $1.25 billion under our revolving credit facility (the “Cheniere Revolving Credit Facility”), which is available for general corporate purposes. As of June 30, 2024, we had $1.25 billion of available commitments and zero issued letters of credit and loans outstanding under the Cheniere Revolving Credit Facility.

The Cheniere Revolving Credit Facility matures on October 28, 2026 and contains representations, warranties and affirmative and negative covenants customary for companies like us with lenders of the type participating in the Cheniere Revolving Credit Facility that limit our ability to make restricted payments, including distributions, unless certain conditions are satisfied, as well as limitations on indebtedness, guarantees, hedging, liens, investments and affiliate transactions. Our obligations under the Cheniere Revolving Credit Facility are unsecured.

The Cheniere Revolving Credit Facility contains a financial covenant requiring us to maintain a non-consolidated leverage ratio not to exceed 5.50:1.00 as of the end of any fiscal quarter if (i) as of the last day of such fiscal quarter the aggregate principal amount of outstanding loans plus drawn and unreimbursed letters of credit is greater than 35% of the aggregate commitments under the Cheniere Revolving Credit Facility (a “Covenant Trigger Event”) or (ii) a Covenant Trigger Event had occurred and been continuing as of the last day of the immediately preceding fiscal quarter and as of the last day of such ending fiscal quarter such Covenant Trigger Event had not ceased for a period of at least thirty consecutive days.

Cheniere Senior Notes

As of June 30, 2024, there were $1.5 billion of the 2028 Cheniere Senior Notes outstanding.

The 2028 Cheniere Senior Notes are the Issuer’s general senior obligations and rank senior in right of payment to all of the Issuer’s future obligations that are, by their terms, expressly subordinated in right of payment to the 2028 Cheniere Senior Notes and equally in right of payment with all of the Issuer’s other existing and future unsubordinated indebtedness. The 2028 Cheniere Senior Notes became unsecured in June 2021 concurrent with the repayment of all outstanding obligations under the Issuer’s prior term loan facility.

As of June 30, 2024, the 2028 Cheniere Senior Notes are not guaranteed by any of the Issuer’s subsidiaries. In the future, the 2028 Cheniere Senior Notes will be guaranteed by the Issuer’s subsidiaries, if any, who guarantee the Issuer’s material indebtedness at such time. The Issuer may, at any time, redeem all or part of the 2028 Cheniere Senior Notes at specified prices set forth in the indenture governing the 2028 Cheniere Senior Notes, plus accrued and unpaid interest, if any, to the date of redemption.

Subsidiary Indebtedness

As of June 30, 2024, our subsidiaries had approximately $20.6 billion of indebtedness outstanding (before unamortized discount and debt issuance costs, net), all of which would rank structurally senior to the notes. The documentation that governs the indebtedness of our subsidiaries include customary representations, warranties and affirmative and negative covenants, including covenants that limit our ability to make restricted payments, including distributions, unless certain conditions are satisfied. For more information, refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 31, 2023, our consolidated financial statements and the notes to our consolidated financial statements and the other documents incorporated by reference in this prospectus.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On March 19, 2024, we sold $1.5 billion aggregate principal amount of the Old Notes in a private placement. The Old Notes were sold to the initial purchasers who in turn resold the Old Notes to a limited number of qualified institutional buyers pursuant to Rule 144A of the Securities Act and to certain non-U.S. persons within the meaning of Regulation S under the Securities Act.

In connection with the sale of the Old Notes, we entered into a registration rights agreement with the initial purchasers of the Old Notes, pursuant to which we agreed to file and to use our reasonable best efforts to cause to be declared effective by the SEC a registration statement with respect to the exchange of the Old Notes for the New Notes. We are making the exchange offer to fulfill our contractual obligations under that agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Pursuant to the exchange offer, we will issue the New Notes in exchange for the Old Notes. The terms of the New Notes are identical in all material respects to those of the Old Notes, except that the New Notes (1) have been registered under the Securities Act and therefore will not be subject to certain transfer restrictions applicable to the Old Notes and (2) will not have registration rights or provide for any liquidated damages related to the obligation to register. Please read “Description of Notes” for more information on the terms of the New Notes.

We are not making the exchange offer to, and will not accept tenders for exchange from, holders of Old Notes in any jurisdiction in which an exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Unless the context requires otherwise, the term “holder” with respect to the exchange offer means any person in whose name the Old Notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by DTC, who desires to deliver such Old Notes by book-entry transfer at DTC.

We make no recommendation to the holders of Old Notes as to whether to tender or refrain from tendering all or any portion of their Old Notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of Old Notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of Old Notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

In order to participate in the exchange offer, you must represent to us, among other things, that:

•	you are acquiring the New Notes in the exchange offer in the ordinary course of your business;

•	you do not have, and to your knowledge, no one receiving New Notes from you has, any arrangement or understanding with any person to participate in the distribution of the New Notes;

•	you are not one of our “affiliates,” as defined in Rule 405 of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the New Notes; and

•

if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes acquired as a result of market-making or other trading activities, you may be a statutory underwriter and will deliver a prospectus in connection with any resale of the New Notes.

Please read “Plan of Distribution.”

Terms of Exchange

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange Old Notes that are properly tendered at or before the expiration time and not properly withdrawn as permitted below. As of the date of this prospectus, $1.5 billion aggregate principal amount of the Old Notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date on the cover page of the prospectus to all holders of Old Notes known to us. Old Notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess of $2,000.

Our acceptance of the tender of Old Notes by a tendering holder will form a binding agreement between the tendering holder and us upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

The form and terms of the New Notes being issued in the exchange offer are the same as the form and terms of the Old Notes except that the New Notes being issued in the exchange offer:

•	will have been registered under the Securities Act;

•	will not bear the restrictive legends restricting their transfer under the Securities Act;

•	will not contain the registration rights contained in the Old Notes; and

•	will not contain the liquidated damages provisions relating to the Old Notes.

Expiration, Extension and Amendment

The expiration time of the exchange offer is 5:00 p.m., New York City time, on     , 2024. However, we may, in our sole discretion, extend the period of time for which the exchange offer is open and set a later expiration date for the offer. The term “expiration time” as used herein means the latest time and date at which the exchange offer expires, after any extension by us (if applicable). If we decide to extend the exchange offer period, we will then delay acceptance of any Old Notes by giving oral or written notice of an extension to the holders of Old Notes as described below. During any extension period, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Old Notes not accepted for exchange will be returned promptly to the tendering holder after the expiration or termination of the exchange offer.

Our obligation to accept Old Notes for exchange in the exchange offer is subject to the conditions described below under “—Conditions to the Exchange Offer.” We may decide to waive any of the conditions in our discretion. Furthermore, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under the same heading. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to the registered holders of the Old Notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer period following notice of the material change. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration time.

Procedures for Tendering

Valid Tender

A tendering holder must, prior to the expiration time, transmit to The Bank of New York Mellon, the exchange agent, at the address listed below under the caption “—Exchange Agent”:

•	a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or

•	if Old Notes are tendered in accordance with the book-entry procedures listed below, an agent’s message transmitted through DTC’s Automated Tender Offer Program, referred to as ATOP.

We are not providing for guaranteed delivery procedures, and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC on or prior to the expiration time. If you hold your Old Notes through a broker, dealer, commercial bank, trust company or other nominee, you should consider that such entity may require you to take action with respect to the exchange offer a number of days before the expiration time in order for such entity to tender notes on your behalf on or prior to the expiration time. Tenders not completed on or prior to 5:00 p.m., New York City time, on     , 2024 will be disregarded and of no effect.

In addition, you must:

•	deliver certificates, if any, for the Old Notes to the exchange agent at or before the expiration time; or

•

deliver a timely confirmation of the book-entry transfer of the Old Notes into the exchange agent’s account at DTC, the book-entry transfer facility, along with the letter of transmittal or an agent’s message.

The term “agent’s message” means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

If the letter of transmittal is signed by a person other than the registered holder of Old Notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The Old Notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the Old Notes must be signed exactly as the name of any registered holder appears on the Old Notes.

If the letter of transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering, each holder will represent to us that, among other things, the person is not our affiliate, the New Notes are being acquired in the ordinary course of business of the person receiving the New Notes, whether or not that person is the holder, and neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the New Notes. Each broker-dealer must represent that it is not engaged in, and does not intend to engage in, a distribution of the New Notes, and each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. Please read “Plan of Distribution.”

The method of delivery of Old Notes, letters of transmittal and all other required documents is at your election and risk, and the delivery will be deemed made only upon actual receipt or confirmation by the exchange agent. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Holders tendering through DTC’s ATOP system should allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such dates.

No Old Notes, agent’s messages, letters of transmittal or other required documents should be sent to us. Delivery of all Old Notes, agent’s messages, letters of transmittal and other documents must be made to the exchange agent. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s ATOP system may make book-entry delivery of the Old Notes by causing DTC to transfer the Old Notes into the exchange agent’s account. The tender by a holder of Old Notes, including pursuant to the delivery of an agent’s message through DTC’s ATOP system, will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered Old Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Old Notes not validly tendered or any Old Notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Old Notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine. Although we intend to notify you of defects or irregularities with respect to tenders of Old Notes, none of us, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, promptly following the expiration date of the exchange offer.

Although we have no present plan to acquire any Old Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any Old Notes that are not tendered in the exchange offer, we reserve the right, in our sole discretion, to purchase or make offers for any Old Notes after the expiration date of the exchange offer, from time to time, through open market or privately negotiated transactions, one or more additional exchange or tender offers, or otherwise, as permitted by law, the indenture and our other debt agreements. Following consummation of this exchange offer, the terms of any such purchases or offers could differ materially from the terms of this exchange offer.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the Old Notes surrendered for exchange are tendered:

•	by a registered holder of the Old Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is an “eligible guarantor institution” meeting the requirements of the registrar for the notes within the meaning of Rule 17Ad-15 under the Exchange Act.

Book-entry Transfer

The exchange agent will make a request to establish an account for the Old Notes at DTC for purposes of the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of Old Notes by causing DTC to transfer those Old Notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the expiration time. DTC will verify this acceptance, execute a book-entry transfer of the tendered Old Notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Delivery of New Notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address listed under “—Exchange Agent” at or prior to the expiration time.

Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Determination of Validity

We will determine in our sole discretion all questions as to the validity, form and eligibility of Old Notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding. We reserve the right to reject any particular Old Note not properly tendered or of which our acceptance might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration time, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular Old Note either before or after the applicable expiration time, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within a reasonable period of time.

Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of Old Notes. Moreover, neither we, the exchange agent nor any other person will incur any liability for failing to give notifications of any defect or irregularity.

Acceptance of Old Notes for Exchange; Issuance of New Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration time, all Old Notes properly tendered. We will issue the New Notes promptly after the expiration time. For purposes of an exchange offer, we will be deemed to have accepted properly tendered Old Notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

For each Old Note accepted for exchange, the holder will receive a New Note registered under the Securities Act having a principal amount equal to that of the surrendered Old Note. Under the registration rights agreement, we may be required to make additional payments of interest to the holders of the Old Notes under circumstances relating to the timing of the exchange offer.

In all cases, issuance of New Notes for Old Notes will be made only after timely receipt by the exchange agent of:

•	a certificate for the Old Notes, or a timely book-entry confirmation of the Old Notes, into the exchange agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged Old Notes will be returned promptly without expense to the tendering holder of the Old Notes. In the case of Old Notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged Old Notes will be credited to an account maintained with DTC promptly after the expiration or termination of the exchange offer.

Interest Payments on the New Notes

The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes for which they were exchanged, or if interest has not been paid in respect of the Old Notes, then from the date the Old Notes were first issued. Accordingly, registered holders of the New Notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the date the Old Notes were issued or, if interest has already been paid on the Old Notes, the most recent interest payment date on the Old Notes. Old Notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer, and upon the consummation of the exchange offer, no amount will be paid in respect of previously accrued interest on the Old Notes that are exchanged for New Notes.

Withdrawal Rights

Tender of Old Notes may be properly withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

For a withdrawal to be effective with respect to Old Notes, the exchange agent must receive a written notice of withdrawal before the expiration time delivered by hand, overnight by courier or by mail, at the address indicated under “—Exchange Agent” or, in the case of eligible institutions, at the facsimile number, or a properly transmitted “Request Message” through DTC’s ATOP system. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the Old Notes to be withdrawn;

•	identify the Old Notes to be withdrawn, including certificate numbers and principal amount of the Old Notes;

•	contain a statement that the holder is withdrawing its election to have the Old Notes exchanged;

•

other than a notice transmitted through DTC’s ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Old Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the Old Notes register the transfer of the Old Notes in the name of the person withdrawing the tender; and

•	specify the name in which the Old Notes are registered, if different from that of the depositor.

If certificates for Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If Old Notes have been tendered in accordance with the procedure for book-entry transfer described below, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Notes.

Any Old Notes properly withdrawn will be deemed not to have been validly tendered for exchange. New Notes will not be issued in exchange unless the Old Notes so withdrawn are validly re-tendered.

Properly withdrawn Old Notes may be re-tendered by following the procedures described under “—Procedures for Tendering” above at any time at or before the expiration time.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any Old Notes for any New Notes, and, as described below, may terminate the exchange offer, whether or not any Old Notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists:

•

there shall occur a change in the current interpretation by the staff of the SEC which permits the New Notes issued pursuant to the exchange offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by the holders (other than broker-dealers and any holder which is an affiliate) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of the New Notes;

•

any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body seeking to enjoin, make illegal or delay completion of the exchange offer or otherwise relating to the exchange offer;

•	any law, statute, rule or regulation shall have been adopted or enacted which would reasonably be expected to impair our ability to proceed with such exchange offer;

•	a banking moratorium shall have been declared by United States federal or New York State authorities;

•

trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended, or a limitation on prices for securities imposed, by order of the SEC or any other governmental authority;

•

an attack on the United States, an outbreak or escalation of hostilities or acts of terrorism involving the United States, or any declaration by the United States of a national emergency or war shall have occurred;

•

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or proceedings shall have been initiated or, to our knowledge, threatened for that purpose or any governmental approval has not been obtained, which approval is deemed necessary for the consummation of the exchange offer; or

•

any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which is or may be adverse to us or we shall have become aware of facts that have or may have an adverse impact on the value of the Old Notes or the New Notes, which makes it inadvisable to proceed with the exchange offer, with the acceptance of Old Notes for exchange or with the exchange of Old Notes for New Notes.

If we reasonably determine that any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law, terminate the exchange offer, whether or not any Old Notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. Please read “—Expiration, Extension and Amendment” above.

If any of the above events occur, we may:

•	terminate the exchange offer and promptly return all tendered Old Notes to tendering holders;

•	complete and/or extend the exchange offer and, subject to your withdrawal rights, retain all tendered Old Notes until the extended exchange offer expires;

•	amend the terms of the exchange offer; or

•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

We may assert these conditions with respect to the exchange offer regardless of the circumstances giving rise to them. All conditions to the exchange offer, other than those dependent upon receipt of necessary government approvals, must be satisfied or waived by us before the expiration of the exchange offer. We may waive any condition in whole or in part at any time in our reasonable discretion. Our failure to exercise our rights under any of the above circumstances does not represent a waiver of these rights. Each right is an ongoing right that may be asserted at any time. Any determination by us concerning the conditions described above will be final and binding upon all parties.

If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement. The prospectus supplement will be distributed to the registered holders of the Old Notes. Depending upon the significance of the waiver and the manner of disclosure to the registered holders, we may extend the exchange offer for a period of five business days, if the exchange offer would otherwise expire during the five business day period.

Resales of New Notes

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties that are not related to us, we believe that New Notes issued in the exchange offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders of the New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the New Notes are acquired in the ordinary course of the holders’ business;

•	the holders have no arrangement or understanding with any person to participate in the distribution of the New Notes;

•	the holders are not “affiliates” of ours within the meaning of Rule 405 under the Securities Act; and

•	the holders are not broker-dealers who purchased Old Notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

However, the SEC has not considered the exchange offer described in this prospectus in the context of a no-action letter. The staff of the SEC may not make a similar determination with respect to the exchange offer as in the other circumstances. Each holder who wishes to exchange Old Notes for New Notes will be required to represent that it meets the requirements above.

Any holder who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing New Notes or any broker-dealer who purchased Old Notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

•	cannot rely on the applicable interpretations of the staff of the SEC mentioned above;

•	will not be permitted or entitled to tender the Old Notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge by way of letter of transmittal that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Please read “Plan of Distribution.” A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resales of New Notes received in exchange for Old Notes that the broker-dealer acquired as a result of market-making or other trading activities. Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offer. We have not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the exchange offer.

In addition, to comply with state securities laws, the New Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the New Notes to “qualified institutional buyers,” as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of New Notes in any state where an exemption from registration or qualification is required and not available.

Exchange Agent

The Bank of New York Mellon has been appointed as the exchange agent for the exchange offer.

Questions and requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:

By Email	By Telephone
CT_REORG_UNIT_INQUIRIES@bnymellon.com	(315) 414-3349

All executed letters of transmittal and any other required documents should be delivered to the exchange agent at the address set forth below.

By Hand or Overnight Delivery	By Facsimile Transmission (eligible institutions only):

The Bank of New York Mellon Corporate Trust 500 Ross Street, Suite 625 Pittsburgh, PA 15262	Fax: (732) 667-9408

Attn: CT-Reorg Joseph Felicia	To Confirm by Telephone: (713) 483-6521

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

The expenses of soliciting tenders pursuant to this exchange offer will be paid by us. We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of Old Notes, and in handling or tendering for their customers. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes on the exchange. If, however, New Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of Old Notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of Old Notes under the exchange offer.

Consequences of Failure to Exchange Old Notes

Holders who desire to tender their Old Notes in exchange for New Notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor us is under any duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange.

Old Notes that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the Old Notes and the existing restrictions on transfer set forth in the legend on the Old Notes set forth in the indenture for the notes. Except in limited circumstances with respect to specific types of holders of Old Notes, we will have no further obligation to provide for the registration under the Securities Act of such Old Notes. In general, Old Notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

We do not currently anticipate that we will take any action to register the Old Notes under the Securities Act or under any state securities laws. Upon completion of the exchange offer, holders of the Old Notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

Holders of the New Notes issued in the exchange offer, any Old Notes which remain outstanding after completion of the exchange offer and the previously issued notes will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Accounting Treatment

We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The costs associated with the exchange offer will be expensed as incurred.

Other

Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

DESCRIPTION OF NOTES

In this Description of Notes, the terms “CEI,” “Issuer,” “we,” “us” and “our” refer only to Cheniere Energy, Inc. and not to any of its Subsidiaries or Affiliates. The registered holder of a note (each, a “Holder”) will be treated as the owner of it for all purposes. Only registered Holders have rights under the indenture. You can find the definitions of various terms used in this description under “—Definitions” below.

CEI issued the Old Notes pursuant to an indenture, dated as of March 19, 2024, between CEI and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated March 19, 2024 (collectively, the “indenture”). The terms of the notes include those set forth in the indenture.

The following description is a summary of the material terms of the indenture. It does not, however, restate the indenture in its entirety. You should read the indenture because it contains additional information and because it, and not this description, defines your rights as a Holder. Copies of the indenture have been filed with the SEC and will be made available as set forth under “Where You Can Find More Information.”

General

The notes:

•	are general senior unsubordinated obligations of the Issuer, ranking equally in right of payment with all other existing and future senior unsubordinated indebtedness of the Issuer;

•	rank senior in right of payment to all future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the notes;

•	are effectively subordinated to any secured indebtedness of the Issuer to the extent of the value of the collateral securing such indebtedness;

•	were issued in an aggregate principal amount of $1,500,000,000;

•	are structurally subordinated to all existing and future liabilities and preferred equity of Subsidiaries of the Issuer that are not Subsidiary Guarantors;

•	mature on April 15, 2034;

•	were issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	bear interest at an annual rate of 5.650%; and

•	are redeemable at any time at our option at the redemption prices described below under “—Optional Redemption.”

The notes constitute a series of debt securities under the indenture. The indenture does not limit the amount of debt securities we may issue under the indenture from time to time in one or more series. We may in the future issue additional debt securities under the indenture in addition to the notes.

Principal, Maturity and Interest

The Issuer issued the notes in an aggregate principal amount of $1,500,000,000. The notes mature on April 15, 2034. The Issuer may issue additional notes from time to time after this offering under the indenture without notice to or consent of the Holders. Such additional notes may have the same terms (except for the issue date, issue price and, in some cases, the initial interest accrual date and the first interest payment date) as the notes offered hereby and, except as otherwise provided in the indenture, will be treated as a single series for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase; provided that if the additional notes are not fungible with the notes for United States federal income tax purposes, such additional notes will have a separate CUSIP number. Unless otherwise specified, or the context requires otherwise, references to “notes” for all purposes of the indenture and this “Description of Notes” include any such additional notes that are actually issued. The Issuer will issue any additional notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The indenture also permits the Issuer to designate the maturity date, interest rate, optional redemption provisions and other terms and conditions applicable to other series of additional notes, which may differ from the terms and conditions applicable to the notes issued on the Issue Date. Additional notes that differ with respect to maturity date, interest rate, optional redemption provisions, other terms and conditions or otherwise from the notes issued on the Issue Date will constitute a different series from such initial notes.

Interest on the notes accrues at the rate of 5.650% per annum. Interest on the notes is payable semiannually in arrears on April 15 and October 15 of each year, commencing on October 15, 2024, to the Holders of record of those notes at the close of business on the immediately preceding April 1 or October 1, as applicable. Interest on the notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the issue date of the notes. Interest on the notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of, premium, if any, and interest on the notes are payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose. If the due date for any payment in respect of the notes is not a Business Day at the place at which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any interest or other payment as a result of any such delay.

Ranking

The New Notes will be senior unsecured obligations of the Issuer and:

•

will rank senior in right of payment to all future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the notes and pari passu in right of payment with all existing and future senior obligations of the Issuer that are not so subordinated, including the 2028 Cheniere Senior Notes;

•	will be effectively subordinated to any secured debt of the Issuer, to the extent of the collateral securing such debt; and

•	will be structurally subordinated to all liabilities and preferred equity of Subsidiaries of the Issuer that are not Subsidiary Guarantors.

All of our material operations are conducted through our Subsidiaries and the New Notes will not be guaranteed by any of our Subsidiaries, other than in the circumstances described under “Covenants—Future Subsidiary Guarantors.” Claims of creditors of non-guarantor Subsidiaries, including trade creditors and creditors holding indebtedness of such Subsidiaries, and claims of holders of preferred stock of such Subsidiaries, generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of our creditors, including holders of the New Notes. Accordingly, the New Notes will be structurally subordinated to creditors (including trade creditors) and holders of preferred stock, if any, of our non-guarantor Subsidiaries. As of June 30, 2024, the Issuer had approximately $3.0 billion of indebtedness and other liabilities, all of which was senior, unsubordinated and unsecured indebtedness. As of June 30, 2024, our subsidiaries had approximately $20.6 billion of indebtedness and other liabilities and no issued and outstanding preferred stock.

Although the Issuer is required to comply with the covenant described below under the caption “— Covenants—Limitation on Liens,” the Issuer and our Subsidiaries, including any Subsidiary required to provide a Subsidiary Guarantee (as defined below), have the ability to incur an unlimited amount of Indebtedness, all of which may be secured. The indenture also does not limit the amount of liabilities that are not considered Indebtedness that may be incurred by the Issuer or its Subsidiaries. Please read “—Covenants— Limitation on Liens.”

Paying Agent and Registrar for the Notes

The Issuer maintains a paying agent for the notes. The initial paying agent for the notes is the Trustee. The paying agent makes payments on the notes on behalf of the Issuer. The paying agent holds all cash and securities for the benefit of the Trustee and the respective Holders.

The Issuer also maintains a registrar with respect to the notes. The initial registrar for the notes is the Trustee. The registrar maintains a register reflecting ownership of the notes outstanding from time to time and facilitate transfers of notes on behalf of the Issuer.

The Issuer may change the paying agent or the registrar without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar with respect to the notes.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders are required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Optional Redemption

At any time or from time to time prior to October 15, 2033 (six months prior to the maturity date of the notes) (the “Par Call Date”), the Issuer may, at its option, redeem all or a part of the notes, at a redemption price equal to the Make-Whole Price. “Make-Whole Price,” with respect to any notes to be redeemed, means an amount equal to the greater of:

(1) 100% of the principal amount of such notes to be redeemed; and

(2) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption.

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On and after the Par Call Date, the Issuer may redeem the notes at its option, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the

Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date, H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the third business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. We will notify the Trustee of the redemption price prior to the applicable redemption date, and the Trustee may rely upon the redemption price contained in any such notice. The Trustee will not be responsible for, or be liable in connection with, the calculation of such redemption price (or any component thereof) or for determining whether manifest error has occurred.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption on a pro-rata basis, by lot or by such other manner as the Trustee shall deem fair and appropriate unless otherwise required by law or applicable stock exchange requirements. No notes of $2,000 or less can be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. Except in the case of global notes, a new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. Notices of redemption will be mailed by first class mail, or delivered electronically if the notes are held at DTC, at least 10 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed, or delivered electronically if the notes are held at DTC, more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Any redemption and notice of redemption may, at our discretion, be subject to the satisfaction of one or more conditions precedent. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived (including to a date later than 60 days after the date on which such notice was mailed or delivered electronically), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in our discretion if in our good faith judgment any or all of such conditions will not be satisfied or waived.

Open Market Purchases; No Mandatory Redemption, Sinking Fund or Offer to Purchase

We may at any time and from time to time purchase notes in the open market or otherwise. We are not required to make mandatory redemption or sinking fund payments with respect to the notes or to offer to purchase the notes.

Covenants

Limitations on Liens

The indenture contains a covenant that we will not, nor will we permit any Subsidiary Guarantor to, create, assume or incur any Lien (other than any Permitted Lien) upon any Principal Property to secure any Indebtedness of the Issuer or a Subsidiary Guarantor unless (i) after giving pro forma effect to such creation, assumption or incurrence and the application of the proceeds thereof, the aggregate principal amount of all Indebtedness (other than Indebtedness secured by Permitted Liens) then outstanding secured by a Lien on any Principal Property, together with all Attributable Indebtedness from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (3), inclusive, of the first paragraph under the caption “— Covenants—Restriction on Sale-Leasebacks”), does not exceed the greater of $4.0 billion and 15.0% of Net Tangible Assets or (ii) effective provisions are made whereby all of the outstanding notes are secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness is so secured (except that Liens securing Subordinated Indebtedness shall be expressly subordinate to any Lien securing the notes to at least the same extent such Subordinated Indebtedness is subordinate to the notes or a Subsidiary Guarantee, as the case may be).

With respect to any Lien securing any Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

As of the Issue Date, the Issuer did not directly own any assets that would constitute Principal Property for purposes of this covenant.

Restriction on Sale-Leasebacks

The Issuer will not, and will not permit any Subsidiary Guarantor to, engage in the sale or transfer by the Issuer or any Subsidiary Guarantor of any Principal Property to a Person (other than the Issuer or a Subsidiary Guarantor) and the taking back by Issuer or such Subsidiary Guarantor, as the case may be, of a lease of such Principal Property (a “Sale-Leaseback Transaction”), unless:

(1)

such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

(2)	the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years; or

(3)

the Issuer or such Subsidiary Guarantor, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to (a) the prepayment, repayment, redemption, reduction or retirement of any Indebtedness of the Issuer or any Subsidiary Guarantor that is not Subordinated Indebtedness, or (b) the purchase of Principal Property used or to be used in the ordinary course of business of the Issuer or the Subsidiaries.

Notwithstanding the foregoing, the Issuer may, and may permit any Subsidiary Guarantor to, effect any Sale-Leaseback Transaction that is not permitted by clauses (1) through (3), inclusive, of the preceding paragraph; provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate amount of outstanding Indebtedness secured by Liens (other than Permitted Liens) upon Principal Property, does not exceed the greater of (x) $4 billion and (y) 15.0% of Net Tangible Assets.

Reports

So long as any of the notes are outstanding, the Issuer will file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

If the Issuer is not subject to the requirements of such Section 13 or 15(d), the Issuer shall file with the Trustee, within 15 days after it would have been required to file the same with the SEC, financial statements (including any notes thereto (and with respect to annual reports, an auditors’ report by a firm of established national reputation)) and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both comparable to that which the Issuer would have been required to include in such annual reports, information, documents or other reports if the Issuer had been subject to the requirements of such Section 13 or 15(d).

Any reports, information or documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system (EDGAR) (or successor thereto) shall be deemed filed with the Trustee as required by this covenant.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on officer’s certificates).

Merger, Consolidation or Sale of Assets

The Issuer may not: (x) consolidate or merge with or into another Person (regardless of whether the Issuer is the surviving Person); or (y) directly or indirectly sell, lease, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

(1)

the Person formed by or resulting from any such consolidation or merger or to which such assets have been sold, leased, assigned, transferred, conveyed or otherwise disposed of (the “Successor Company”) is the Issuer or expressly assumes by supplemental indenture all of the Issuer’s obligations and liabilities under the indenture and the notes;

(2)	the Successor Company is organized under the laws of the United States, any state or commonwealth within the United States, or the District of Columbia; and

(3)	immediately after giving effect to the transaction no Default or Event of Default has occurred and is continuing.

The Successor Company will be substituted for the Issuer in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the Successor Company may exercise the rights and powers of the Issuer under the indenture.

If the Issuer sells, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets, it will be released from all liabilities and obligations under the indenture and under the notes except that no such release will occur in the case of a lease of all or substantially all of its assets.

Notwithstanding the foregoing, this “Merger, Consolidation or Sale of Assets” covenant does not (i) apply to a merger or consolidation of the Issuer with an Affiliate solely for the purpose of organizing the Issuer in another jurisdiction within the United States, any state or commonwealth within the United States, or the District of Columbia or (ii) require CQP to assume by supplemental indenture, or release Issuer from, the obligations and liabilities of the Issuer under the indenture or the notes in connection with the direct or indirect sale, lease, assignment, transfer, conveyance or other disposition of all or substantially all of the Issuer’s properties or assets to CQP so long as, on a pro forma basis, the Issuer retains greater than 50% control of the voting power of the Voting Stock of (A) the General Partner if CQP is a limited partnership, (B) the managing member if CQP is a member-managed limited liability company or (C) CQP if CQP is a corporation or a manager-managed limited liability company.

Future Subsidiary Guarantors

The indenture provides that if at any time following the Issue Date any Subsidiary of the Issuer guarantees or becomes a co-obligor with respect to any obligations of the Issuer in respect of the Issuer’s 4.625% senior notes due 2028 issued under the Existing Indenture, then the Issuer will cause such Subsidiary to promptly execute and deliver an indenture supplemental to the indenture and thereby give a Subsidiary Guarantee and become a “Subsidiary Guarantor” which shall be bound by the Subsidiary Guarantee; provided that this “Future Subsidiary Guarantors” covenant shall cease to be of further force and effect and shall no longer apply from and after the earlier of (x) the 4.625% senior notes due 2028 issued under the Existing Indenture no longer being outstanding or (y) Section 4.12 of the Existing Indenture ceasing to be effective, whether by amendment, termination or otherwise.

A Subsidiary Guarantor will be automatically released from its Subsidiary Guarantee upon (x) such Subsidiary Guarantor is no longer providing a guarantee or being a co-obligor with respect to the 2028 Cheniere Senior Notes issued under the Existing Indenture (including as a result of the 2028 Cheniere Senior Notes no longer being outstanding) and (y) the delivery by the Issuer to the trustee of an officer’s certificate to such effect.

Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

“Existing Indenture” means the indenture, dated as of September 22, 2020, between the Issuer and The Bank of New York Mellon, as trustee.

“Subsidiary Guarantee” means a guarantee of the notes by a Subsidiary in the form set forth in the indenture.

Events of Default and Remedies

Each of the following is an Event of Default under the indenture with respect to the notes:

(1)	default for 30 days in the payment when due of interest on the notes;

(2)	default in the payment of principal or premium, if any, on the notes when due and payable at their stated maturity, upon redemption, by declaration upon required repurchase or otherwise;

(3)

failure by the Issuer to comply with its other covenants or agreements in the indenture applicable to the notes for 60 days after written notice of default given by the Trustee or the Holders of at least 33 1/3% in aggregate principal amount of the outstanding notes;

(4)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer (or the payment of which is guaranteed by the Issuer) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default both (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) and (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $500.0 million or more; and

(5)	certain events of bankruptcy, insolvency or reorganization of the Issuer.

An Event of Default for the notes will not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture, and an Event of Default for any such other series of debt securities will not necessarily constitute an Event of Default for the notes. Further, an event of default under other indebtedness of the Issuer or its Subsidiaries will not necessarily constitute a Default or an Event of Default for the notes. If an Event of Default (other than an Event of Default described in clause (5) above with respect to the Issuer) with respect to the notes occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 33 1/3% in principal amount of the outstanding notes by notice to the Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. The indenture provides that if an Event of Default described in clause (5) above occurs with respect to the Issuer, the principal of and accrued and unpaid interest on the notes will become and be immediately due and payable without any declaration of acceleration, notice or other act on the part of the Trustee or any Holders of notes. However, the effect of such provision may be limited by applicable law. The Holders of a majority in principal amount of the outstanding notes may, by written notice to the Trustee, rescind any acceleration with respect to the notes and annul its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing Events of Default with respect to the notes, other than the nonpayment of the principal of and interest on the notes that have become due solely by such acceleration, have been cured or waived.

Subject to the provisions of the indenture relating to the duties of the Trustee if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the Holders of notes, unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee in its sole discretion against any cost, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder of notes may pursue any remedy with respect to the indenture or the notes, unless:

(1)	such Holder has previously given the Trustee written notice that an Event of Default with respect to the notes is continuing;

(2)	the Holders of at least 33 1/3% in principal amount of the outstanding notes have requested in writing that the Trustee pursue the remedy;

(3)	such Holders have offered the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	the Holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the notes. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of notes or that would involve the Trustee in personal liability.

The indenture provides that if a Default (that is, an event that is, or after notice or the passage of time would be, an Event of Default) with respect to the notes occurs and is continuing and written notice of which is received by a responsible trust office of the Trustee at the corporate trust office of the Trustee, the Trustee must mail, or deliver electronically if the notes are held at DTC, to each Holder of notes notice of the Default within 90 days after it has knowledge thereof.

Except in the case of a Default in the payment of principal of or interest on the notes, the Trustee may withhold such notice, but only if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders of notes. In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officer’s certificate as to compliance with all covenants under the indenture and indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, an officer’s certificate specifying any Default or Event of Default, its status and what action the Issuer is taking or proposes to take in respect thereof.

The indenture provides that any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Issuer and the Trustee that such holder is not (or, in the case such holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to have covenanted to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five business days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or information provided pursuant to a Verification Covenant required hereunder shall be provided by the beneficial owners of the notes in lieu of DTC or its nominee, and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee. If, following the delivery of a Noteholder Direction but prior to acceleration of the notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an officer’s certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to the Default relating to such Event of Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction but prior to acceleration of the notes, the Issuer provides to the Trustee an officer’s certificate stating a court of competent jurisdiction has determined that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default; provided, however, that, notwithstanding the foregoing, any indemnity or security provided by the Directing Holders to the Trustee shall not thereby be invalidated and such obligations shall continue to survive.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs. For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it, Position Representations, Verification Covenants, officer’s certificate or other documents delivered to it pursuant to the foregoing paragraphs or in accordance with the indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any officer’s certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action or stating any remedy. The Trustee shall have no liability to the Issuer, any Holder or any other Person in acting in good faith on a Noteholder Direction or to determine whether any Holder has delivered a Position Representation or satisfied any Verification Covenant.

With their acquisition of the notes, each Holder and subsequent purchaser of the notes consents to the delivery of its Position Representation by the Trustee to the Issuer in accordance with the terms of this Section “ — Events of Default and Remedies.” Each Holder and subsequent purchaser of the notes waives any and all claims, in law and/or in equity, against the Trustee and agree not to commence any legal proceeding against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes in accordance with this Section “ —Events of Default and Remedies,” or arising out of or in connection with following instructions.

Under the terms of the indenture, the Issuer waives any and all claims, in law and/or in equity, against the Trustee, and agrees not to commence any legal proceeding against the Trustee in respect of, and agrees that the Trustee will not be liable for any action that the Trustee takes in accordance with this Section “—Events of Default and Remedies,” or arising out of or in connection with following instructions.

For the avoidance of doubt, the Trustee will treat all holders equally with respect to their rights under this Section “—Events of Default and Remedies.” In connection with the requisite percentages required under the indenture, the Trustee shall also treat all outstanding notes equally irrespective of any Position Representation in determining whether the requisite percentage has been obtained with respect to the initial delivery of the Noteholder Direction.

Under the terms of the indenture, the Issuer confirms that any and all other actions that the Trustee takes or omits to take under this Section “—Events of Default and Remedies” and all fees, costs and expenses of the Trustee and its agents and counsel arising hereunder and in connection herewith shall be covered by the Issuer’s indemnification under the indenture.

Amendments and Waivers

Except as otherwise provided below, amendments of the indenture or the notes may be made by the Issuer and the Trustee with the written consent of the Holders of a majority in principal amount of the debt securities then issued and outstanding under the indenture (including consents obtained in connection with a tender offer or exchange offer for notes).

However, without the consent of each Holder of an affected note, no amendment may, among other things:

(1)	reduce the percentage in principal amount of notes whose Holders must consent to an amendment;

(2)	reduce the rate of or change the time for payment of interest on any note;

(3)	reduce the principal of or extend the stated maturity of any note;

(4)	reduce the premium payable upon the redemption of any note as described above under “—Optional Redemption;”

(5)	make any notes payable in money other than U.S. dollars;

(6)

impair the right of any Holder to receive payment of the principal of and premium, if any, and interest on such Holder’s note or to institute suit for the enforcement of any payment on or with respect to such Holder’s note; or

(7)	make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions.

The Holders of at least a majority in aggregate principal amount of the notes of all series affected thereby (acting as one class) may, on behalf of the Holders of all notes of such series, waive our compliance with certain restrictive provisions of the indenture. The Holders of not less than a majority in aggregate principal amount of the outstanding notes of all series affected thereby (acting as one class) may, on behalf of the Holders of all notes of such series, waive any past default and its consequences under the indenture with respect to the notes of such series, except a Default or Event of Default in the payment of principal, premium or interest or in respect of a provision that under the indenture cannot be modified or amended without the consent of the Holder of each outstanding note affected.

Without the consent of any Holder of notes, the Issuer and the Trustee may amend the indenture or the notes to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for the assumption by a successor of the obligations of the Issuer under the indenture and the notes;

(3)	provide for uncertificated notes in addition to or in place of certificated notes;

(4)	establish any guarantee by a Subsidiary or release any Subsidiary Guarantor in accordance with the terms of the indenture;

(5)	secure the notes or any guarantee by a Subsidiary;

(6)	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(7)	add to the covenants of the Issuer for the benefit of the Holders of notes or surrender any right or power conferred upon the Issuer;

(8)	add any additional Events of Default with respect to the notes;

(9)

make any change that does not adversely affect the rights under the indenture of any Holder of notes in any material respect (as determined in good faith by any officer of the Issuer involved in or otherwise familiar with such change);

(10)

conform the text of the indenture or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture or the notes, as certified by an officer’s certificate delivered to the Trustee;

(11)	provide for the issuance of additional notes in accordance with the indenture;

(12)	provide for a successor Trustee in accordance with the provisions of the indenture; and

(13)

supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of notes; provided, however, that any such action does not adversely affect the interest of the Holders of notes of such series or any other series of notes in any material respect (as determined in good faith by any officer of the Issuer involved in or otherwise familiar with such change);

The consent of the Holders of notes is not necessary under the indenture or the notes to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment with the consent of the Holders of the notes under the indenture becomes effective, the Issuer is required to mail, or deliver electronically if the notes are held at DTC, to all Holders of notes a notice briefly describing such amendment. However, the failure to give such notice to all such Holders, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance and Discharge

The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Subsidiary Guarantors discharged with respect to their Subsidiary Guarantees (“legal defeasance”) except for:

(1)	the rights of Holders of outstanding notes to receive payments in respect of the principal of or interest on such notes when such payments are due from the trust referred to below;

(2)

The Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Subsidiary Guarantors’ obligations in connection therewith; and

(4)	the legal defeasance provisions of the indenture.

The Issuer at any time may terminate its obligations under the covenants described under “—Covenants” (other than “Merger, Consolidation or Sale of Assets”) (“covenant defeasance”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default. In the event covenant defeasance occurs in accordance with the indenture, the Events of Default described under clauses (3) and (4) under the caption “—Events of Default and Remedies,” in each case, will no longer constitute an Event of Default.

If the Issuer exercises its legal defeasance option, any security that may have been granted with respect to the notes will be released.

In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money, U.S. Government Obligations (as defined in the indenture) or a combination thereof sufficient, without reinvestment, to satisfy and discharge for the payment of principal, premium, if any, and interest on the notes to redemption or stated maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that Holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

In the event of any legal defeasance, Holders of the notes would be entitled to look only to the defeasance trust for payment of principal of and any premium and interest on their notes until maturity. Although the amount of money and U.S. Government Obligations on deposit with the Trustee would be intended to be sufficient to pay amounts due on the notes at the time of their stated maturity, if the Issuer exercises its covenant defeasance option for the notes and the notes are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. The Issuer would remain liable for such payments, however.

In addition, the Issuer may discharge all its obligations under the indenture with respect to the notes, other than its obligation to register the transfer of and exchange notes, provided that either:

•	it delivers all outstanding notes to the Trustee for cancellation; or

•

all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are called for redemption or are to be called for redemption under arrangements satisfactory to the Trustee within one year, and in the case of this bullet point, it has deposited with the Trustee in trust an amount of cash, including U.S. Government obligations or a combination thereof, sufficient, without reinvestment, to pay and discharge the entire indebtedness of such notes, including interest to the stated maturity or applicable redemption date.

Book-Entry System

The New Notes, like the Old Notes, will be represented by one or more notes in registered, global form without interest coupons (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may be exchanged for notes in certificated form under certain circumstances. Please read “—Exchange of Global Notes for Certificated Notes.”

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuer that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2)

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, the Issuer and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuer that its current practice, at the due date of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuer that it will take any action permitted to be taken by a Holder only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Issuer nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:

(1)

DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Issuer fails to appoint a successor depositary; or

(2)

The Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes (DTC has advised the Issuer that, in such event, under its current practices, DTC would notify its Participants of the Issuer’s request, but will only withdraw beneficial interests from a Global Note at the request of each DTC Participant).

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

The Issuer will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Issuer will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Concerning the Trustee

The indenture contains certain limitations on the right of the Trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in certain other transactions. However, if it acquires any conflicting interest within the meaning of the Trust Indenture Act, it must eliminate the conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will not be under any obligation to exercise any of its rights or powers under the indenture at the request of any of the Holders of notes unless they have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the losses, costs, expenses and liabilities it may incur.

The Bank of New York Mellon is the Trustee under the indenture and has been appointed by the Issuer as registrar and paying agent with regard to the notes. The Trustee’s address is BNY Mellon Corporate Trust, US Corporate Client Management, 500 Ross Street, 12th Floor, Pittsburgh, PA 15262. The Trustee and its affiliates maintain commercial banking and other relationships with the Issuer.

No Personal Liability of Officers, Directors, Employees or Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or equity holder of the Issuer will have any liability for any obligations of the Issuer under the notes or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of notes, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes.

Governing Law

The indenture and the notes are governed by the laws of the State of New York.

Definitions

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under direct or indirect common control with” have correlative meanings.

“Attributable Indebtedness,” when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)

with respect to a limited liability company, the managing member or members or any controlling committee of managers or members thereof or any board or committee serving a similar management function; and

(4)	with respect to any other Person, the individual, board or committee of such Person serving a management function similar to those described in clauses (1), (2) or (3) of this definition.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Business Day” means any day that is not a Legal Holiday.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“CQP” means Cheniere Energy Partners, L.P.

“Default” means any event, act or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the notes and/or the creditworthiness of the Issuer.

“Dollars” and “$” means lawful money of the United States.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“GAAP” means generally accepted accounting principles in the United States, applied on a consistent basis and set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time, but excluding the effect of ASC 842.

“Hedging Contract” means (1) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (2) any option, futures or forward contract traded on an exchange, and (3) any other derivative agreement or other similar agreement or arrangement.

“Hedging Obligations” of any Person means the obligations of such Person under any Hedging Contract.

“Indebtedness” means, with respect to any Person, any obligation created or assumed by such Person for the repayment of borrowed money or any guarantee thereof, if and to the extent such obligation would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

“Issue Date” means the first date on which notes were issued under the indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, regardless of whether filed, recorded or otherwise perfected under applicable law.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Issuer and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Issuer.

“Net Short” means, with respect to a Holder or beneficial owner of notes, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its notes, plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer immediately prior to such date of determination.

“Net Tangible Assets” means, at any date of determination, the total amount of consolidated assets of the Issuer and its Subsidiaries (excluding any derivative assets, but including, without limitation, any assets consisting of equity securities or equity interests in any other entity) after deducting therefrom:

(1)

all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed, (B) current maturities of long-term debt and (C) any current derivative liabilities); and

(2)

the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets; all as prepared in accordance with GAAP and set forth, or on a pro forma basis would be set forth, on a consolidated balance sheet of the Issuer and its Subsidiaries for the Issuer’s most recently completed fiscal quarter for which financial statements are available.

“Note Obligations” means all principal, interest, premium, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the indenture or the notes.

“notes” means the notes issued under the indenture on the Issue Date and any additional notes issued under the indenture after the Issue Date in accordance with the terms of the indenture.

“Permitted Liens” means at any time:

(1)

any Lien existing on any property prior to the acquisition thereof by the Issuer or any Subsidiary Guarantor or existing on any property of any Person that becomes a Subsidiary Guarantor after the issue date of the notes prior to the time such Person becomes a Subsidiary Guarantor; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary Guarantor, as the case may be, (ii) such Lien shall not apply to any other property of the Issuer or any Subsidiary Guarantor and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary Guarantor, as the case may be;

(2)	any Lien on any real or personal tangible property securing Purchase Money Indebtedness incurred by the Issuer or any Subsidiary Guarantor;

(3)

any Lien securing Indebtedness incurred in connection with the extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements), in whole or in part, of Indebtedness secured by Liens referred to in clauses (1) or (2) above or (9) below; provided, however, that any such extension, renewal, refinancing, refunding or replacement Lien shall be limited to the property or assets (including replacements or proceeds thereof) covered by the Lien extended, renewed, refinanced, refunded or replaced and that the Indebtedness secured by any such extension, renewal, refinancing, refunding or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien (or, if greater, the committed amount) extended, renewed, refinanced, refunded or replaced and any expenses of the Issuer or the Subsidiary Guarantors (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement;

(4)	any Lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing Indebtedness of the Issuer or any Subsidiary Guarantor;

(5)	Liens securing Hedging Obligations not entered into for speculative purposes and letters of credit entered into in the ordinary course of business;

(6)

banker’s liens, rights of setoff and other similar Liens that are customary in the banking industry and existing solely with respect to cash and other amounts on deposit in one or more accounts (including securities and cash management arrangements) maintained by the Issuer or its Subsidiaries;

(7)

Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings in relation to which appropriate reserves are maintained and Liens for customs duties that have been deferred in accordance with the laws of any applicable jurisdiction;

(8)

Liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and Liens which secure a judgment or other court-ordered award or settlement as to which the Issuer or the applicable Subsidiary has not exhausted its appellate rights; and

(9)	Liens securing Note Obligations and any other series of notes issued under the indenture.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) owned by the Issuer or any Subsidiary Guarantor and used primarily for processing, storage or distribution, in each case located within the United States, that has a book value on the date of which the determination is being made, without deduction of any depreciation reserves, exceeding 2% of Net Tangible Assets, other than any such facility (or portion thereof) that the Issuer reasonably determines is not material to the business of the Issuer and its Subsidiaries, taken as a whole.

“Purchase Money Indebtedness” of any Person means any Indebtedness of such Person to any seller or other Person, that is incurred to finance the acquisition, construction, installation or improvement of any real or personal tangible property (including Capital Stock but only to the extent of the tangible assets in such Subsidiary being acquired) used or useful in the business of such Person and its Subsidiaries and that is incurred concurrently with, or within one year following, such acquisition, construction, installation or improvement.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the notes and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the note.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Issuer and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Issuer.

“Subordinated Indebtedness” means Indebtedness of the Issuer that is contractually subordinated in right of payment, in any respect (by its terms or the terms of any document or instrument relating thereto), to the notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as applicable.

“Subsidiary” means, with respect to any Person:

(1)

any corporation, association or other business entity of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement that effectively transfers voting power) to vote in the election of directors, managers or Trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)

any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

Unless the context otherwise requires, as used herein, “Subsidiary” shall mean a Subsidiary of the Issuer.

“Subsidiary Guarantor” has the meaning ascribed in “—Covenants—Future Subsidiary Guarantors.”

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion of the material U.S. federal income tax considerations relevant to the exchange of New Notes for Old Notes pursuant to the exchange offer does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of New Notes. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the U.S. federal tax consequences described herein. The following discussion does not deal with special classes of holders, such as banks, financial institutions, U.S. expatriates, insurance companies, regulated investment companies, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, partnerships or other pass-through entities and the partners therein, controlled foreign corporations, passive foreign investment companies, persons whose functional currency is not the U.S. dollar, tax-exempt organizations, real estate investment trusts, persons subject to an alternative minimum tax and persons holding the notes as part of a “wash sale,” “straddle,” “hedge,” “conversion transaction” or as part of a “synthetic security” or other integrated transaction for tax purposes and persons subject to special tax accounting rules under Section 451(b) of the Code. This discussion applies only to persons holding Old Notes as “capital assets” within the meaning of Section 1221 of the Code. Furthermore, this discussion does not address foreign, state, local or other tax laws or any U.S. taxes other than U.S. federal income taxes (such as estate or gift taxes).

We believe that the exchange of New Notes for Old Notes pursuant to the exchange offer should not be a taxable exchange for U.S. federal income tax purposes. Accordingly, (1) a holder will not recognize any taxable gain or loss as a result of the exchange of such holder’s notes; (2) the holding period of the New Notes received will include the holding period of the Old Notes exchanged therefor; and (3) the adjusted tax basis of the New Notes received will be the same as the adjusted tax basis of the Old Notes exchanged therefor immediately before such exchange.

This discussion is for general information purposes only and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder. We recommend that each holder consult its own tax advisor as to the particular tax consequences of exchanging such holder’s Old Notes for New Notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax consequences.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until     , 2024, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all reasonable expenses incident to the exchange offer (including the reasonable expenses of one counsel for the Holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Following completion of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of Old Notes who did not exchange their Old Notes for New Notes in the exchange offer on terms which may differ from those contained in this prospectus and the enclosed letter of transmittal. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any additional exchange offers. These additional exchange offers may take place from time to time until all outstanding Old Notes have been exchanged for New Notes, subject to the terms and conditions in the prospectus and letter of transmittal distributed by us in connection with these additional exchange offers.

LEGAL MATTERS

The validity of the New Notes offered hereby and certain other matters relating to this exchange offer will be passed upon for us by Sidley Austin LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Cheniere Energy, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

CHENIERE ENERGY, INC.

Offer to exchange up to $1,500,000,000 of

5.650% Senior Notes due 2034

(CUSIP No. 16411R AN9)

that have been registered under the Securities Act of 1933

for

$1,500,000,000 of 5.650% Senior Notes due 2034

(CUSIP Nos. 16411R AL3 and U16344 AD2)

that have not been registered under the Securities Act of 1933

THE EXCHANGE OFFER EXPIRES AT 5:00 P.M., NEW YORK

CITY TIME, ON      , 2024, UNLESS WE EXTEND IT

PROSPECTUS

The date of this prospectus is      , 2024.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 20. Indemnification of Directors and Officers

Indemnification of Directors and Officers of Cheniere Energy, Inc.

Cheniere Energy, Inc. (the “Company”) is incorporated under the laws of the State of Delaware. Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145 of the DGCL.

The Company’s restated certificate of incorporation, as amended, provides that its directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by law, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in or not opposed to the Company’s best interests. The Company’s bylaws also provide for mandatory indemnification and advancement of expenses for directors and officers, to the fullest extent permitted by applicable law.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer provided that such provision shall not eliminate or limit the liability of a director or officer (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director or officer derived an improper personal benefit. In accordance with the Section 102(b)(7) of the DGCL, the Company’s restated certificate of incorporation, as amended, contains a provision that generally eliminates the personal liability of directors and officers for monetary damages for breaches of their fiduciary duty, subject to limitations of Section 102(b)(7).

The Company has also entered into indemnification agreements with all of its directors and certain of its officers. The indemnification agreements provide that the Company will indemnify these officers and directors to the fullest extent permitted by its restated certificate of incorporation, as amended, bylaws, and applicable law. The indemnification agreements also provide that these officers and directors shall be entitled to the advancement of fees as permitted by applicable law and sets out the procedures required under the agreements for determining entitlement to and obtaining indemnification and expense advancement.

The Company maintains director and officer liability insurance for the benefit of each of its directors and officers. These policies include coverage for losses for wrongful acts and omissions. Each of the indemnitees are named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

(a)	Exhibits.

The following exhibits are filed as part of this registration statement.

Exhibit No.		Incorporated by Reference(1)
	Description	Entity	Form	Exhibit	Filing Date

3.1	Restated Certificate of Incorporation of the Company	Cheniere	10-Q	3.1	8/10/2004

3.2	Certificate of Amendment of Restated Certificate of Incorporation of the Company	Cheniere	8-K	3.1	2/8/2005

3.3	Certificate of Amendment of Restated Certificate of Incorporation of the Company	Cheniere (SEC File No. 333-160017)	S-8	4.3	6/16/2009

3.4	Certificate of Amendment of Restated Certificate of Incorporation of the Company	Cheniere	8-K	3.1	6/7/2012

3.5	Certificate of Amendment of Restated Certificate of Incorporation of the Company	Cheniere	8-K	3.1	2/5/2013

3.6	Certificate of Amendment of Restated Certificate of Incorporation of Cheniere Energy, Inc.	Cheniere	8-K	3.1	5/24/2024

3.7	Bylaws of the Company, as amended and restated December 9, 2015	Cheniere	8-K	3.1	12/15/2015

3.8	Amendment No. 1 to the Amended and Restated Bylaws of the Company, dated September 15, 2016	Cheniere	8-K	3.1	9/19/2016

Exhibit No.		Incorporated by Reference(1)
	Description	Entity	Form	Exhibit	Filing Date

4.1	Specimen Common Stock Certificate of the Company	Cheniere (SEC File No. 333-10905)	S-1	4.1	8/27/1996

4.2	Indenture, dated as of February 1, 2013, by and among SPL, the guarantors that may become party thereto from time to time and The Bank of New York Mellon, as trustee	CQP	8-K	4.1	2/4/2013

4.3	First Supplemental Indenture, dated as of April 16, 2013, between SPL and The Bank of New York Mellon, as Trustee	CQP	8-K	4.1.1	4/16/2013

4.4	Second Supplemental Indenture, dated as of April 16, 2013, between SPL and The Bank of New York Mellon, as Trustee	CQP	8-K	4.1.2	4/16/2013

4.5	Third Supplemental Indenture, dated as of November 25, 2013, between SPL and The Bank of New York Mellon, as Trustee	CQP	8-K	4.1	11/25/2013

4.6	Fourth Supplemental Indenture, dated as of May 20, 2014, between SPL and The Bank of New York Mellon, as Trustee	CQP	8-K	4.1	5/22/2014

4.7	Form of 5.750% Senior Secured Note due 2024 (Included as Exhibit A-1 to Exhibit 4.6 above)	CQP	8-K	4.1	5/22/2014

4.8	Fifth Supplemental Indenture, dated as of May 20, 2014, between SPL and The Bank of New York Mellon, as Trustee	CQP	8-K	4.2	5/22/2014

4.9	Sixth Supplemental Indenture, dated as of March 3, 2015, between SPL and The Bank of New York Mellon, as Trustee	CQP	8-K	4.1	3/3/2015

4.10	Form of 5.625% Senior Secured Note due 2025 (Included as Exhibit A-1 to Exhibit 4.9 above)	CQP	8-K	4.1	3/3/2015

4.11	Seventh Supplemental Indenture, dated as of June 14, 2016, between SPL and The Bank of New York Mellon, as Trustee under the Indenture	CQP	8-K	4.1	6/14/2016

4.12	Form of 5.875% Senior Secured Note due 2026 (Included as Exhibit A-1 to Exhibit 4.11 above)	CQP	8-K	4.1	6/14/2016

4.13	Eighth Supplemental Indenture, dated as of September 19, 2016, between SPL and The Bank of New York Mellon, as Trustee under the Indenture	CQP	8-K	4.1	9/23/2016

4.14	Ninth Supplemental Indenture, dated as of September 23, 2016, between SPL and The Bank of New York Mellon, as Trustee under the Indenture	CQP	8-K	4.2	9/23/2016

4.15	Form of 5.00% Senior Secured Note due 2027 (Included as Exhibit A-1 to Exhibit 4.14 above)	CQP	8-K	4.2	9/23/2016

Exhibit No.		Incorporated by Reference(1)
	Description	Entity	Form	Exhibit	Filing Date

4.16	Tenth Supplemental Indenture, dated as of March 6, 2017, between SPL and The Bank of New York Mellon, as Trustee under the Indenture	CQP	8-K	4.1	3/6/2017

4.17	Form of 4.200% Senior Secured Note due 2028 (Included as Exhibit A-1 to Exhibit 4.16 above)	CQP	8-K	4.1	3/6/2017

4.18	Eleventh Supplemental Indenture, dated as of May 8, 2020, between SPL and The Bank of New York Mellon, as Trustee under the Indenture	SPL	8-K	4.1	5/8/2020

4.19	Form of 4.500% Senior Secured Note due 2030 (Included as Exhibit A-1 to Exhibit 4.18 above)	SPL	8-K	4.1	5/8/2020

4.20	Twelfth Supplemental Indenture, dated as of November 29, 2022, between SPL and The Bank of New York Mellon, as Trustee under the Indenture	SPL	8-K	4.1	11/29/2022

4.21	Form of 5.900% Senior Secured Amortizing Notes due 2037 (Included as Exhibit A-1 to Exhibit 4.20 above)	SPL	8-K	4.1	11/29/2022

4.22	Indenture, dated as of February 24, 2017, between SPL, the guarantors that may become party thereto from time to time and The Bank of New York Mellon, as Trustee under the Indenture	CQP	8-K	4.1	2/27/2017

4.23	Form of 5.00% Senior Secured Note due 2037 (Included as Exhibit A-1 to Exhibit 4.22 above)	CQP	8-K	4.1	2/27/2017

4.24	Indenture, dated as of December 15, 2021, between SPL and The Bank of New York Mellon, as Trustee	Cheniere	10-K	4.24	2/24/2022

4.25	Form of 2.95% Senior Secured Notes due 2037 (Included as Exhibit A-1 to Exhibit 4.24 above)	Cheniere	10-K	4.24	2/24/2022

4.26	Indenture, dated as of December 15, 2021, between SPL and The Bank of New York Mellon, as Trustee	Cheniere	10-K	4.26	2/24/2022

4.27	Form of 3.17% Senior Secured Notes due 2037 (Included as Exhibit A-1 to Exhibit 4.26 above)	Cheniere	10-K	4.26	2/24/2022

4.28	First Supplemental Indenture, dated as of December 15, 2021, between SPL and The Bank of New York Mellon, as Trustee	Cheniere	10-K	4.28	2/24/2022

4.29	Form of 3.19% Senior Secured Notes due 2037 (Included as Exhibit A-1 to Exhibit 4.28 above)	Cheniere	10-K	4.28	2/24/2022

4.30	Second Supplemental Indenture, dated as of December 15, 2021, between SPL and The Bank of New York Mellon, as Trustee	Cheniere	10-K	4.30	2/24/2022

4.31	Form of 3.08% Senior Secured Notes due 2037 (Included as Exhibit A-1 to Exhibit 4.30 above)	Cheniere	10-K	4.30	2/24/2022

4.32	Third Supplemental Indenture, dated as of December 15, 2021, between SPL and The Bank of New York Mellon, as Trustee	Cheniere	10-K	4.32	2/24/2022

Exhibit No.		Incorporated by Reference(1)
	Description	Entity	Form	Exhibit	Filing Date

4.33	Form of 3.10% Senior Secured Notes due 2037 (Included as Exhibit A-1 to Exhibit 4.32 above)	Cheniere	10-K	4.32	2/24/2022

4.34	Indenture, dated as of September 22, 2020, between the Company, as issuer, and the Bank of New York Mellon, as trustee	Cheniere	8-K	4.1	9/22/2020

4.35	First Supplemental Indenture, dated as of September 22, 2020, between the Company, as issuer, and the Bank of New York Mellon, as trustee	Cheniere	8-K	4.2	9/22/2020

4.36	Form of 4.625% Senior Secured Notes due 2028 (Included as Exhibit A-1 to Exhibit 4.35 above)	Cheniere	8-K	4.2	9/22/2020

4.37	Indenture, dated as of May 18, 2016, among CCH, as Issuer, CCL, CCP and Corpus Christi Pipeline GP, LLC, as Guarantors, and The Bank of New York Mellon, as Trustee	Cheniere	8-K	4.1	5/18/2016

4.38	First Supplemental Indenture, dated as of December 9, 2016, among CCH, as Issuer, CCL, CCP and Corpus Christi Pipeline GP, LLC, as Guarantors, and The Bank of New York Mellon, as Trustee	Cheniere	8-K	4.1	12/9/2016

4.39	Form of 5.875% Senior Secured Note due 2025 (Included as Exhibit A-1 to Exhibit 4.39 above)	Cheniere	8-K	4.1	12/9/2016

4.40	Second Supplemental Indenture, dated as of May 19, 2017, among CCH, as issuer, CCL, CCP and Corpus Christi Pipeline GP, LLC, as Guarantors, and The Bank of New York Mellon, as trustee	CCH	8-K	4.1	5/19/2017

4.41	Form of 5.125% Senior Secured Note due 2027 (Included as Exhibit A-1 to Exhibit 4.41 above)	CCH	8-K	4.1	5/19/2017

4.42	Third Supplemental Indenture, dated as of September 6, 2019, among CCH, as issuer, CCL, CCP and Corpus Christi Pipeline GP, LLC, as Guarantors, and The Bank of New York Mellon, as Trustee	CCH	8-K	4.1	9/12/2019

4.43	Fourth Supplemental Indenture, dated as of November 13, 2019, among CCH, as issuer, CCL, CCP and Corpus Christi Pipeline GP, LLC, as guarantors, and The Bank of New York Mellon, as trustee	CCH	8-K	4.1	11/13/2019

4.44	Form of 3.700% Note due 2029 (Included as Exhibit A-1 to Exhibit 4.43 above)	CCH	8-K	4.1	11/13/2019

4.45	Fifth Supplemental Indenture, dated as of August 24, 2021, among CCH, as issuer, CCL, CCP, and Corpus Christi Pipeline GP, LLC, as guarantors, and The Bank of New York Mellon, as trustee	CCH	8-K	4.1	8/24/2021

4.46	Form of 2.742% Senior Secured Note due 2039 (Included as Exhibit A-1 to Exhibit 4.46 above)	CCH	8-K	4.1	8/24/2021

Exhibit No.		Incorporated by Reference(1)
	Description	Entity	Form	Exhibit	Filing Date

4.47	Indenture, dated as of August 20, 2020, among CCH, as issuer, and CCL, CCP and Corpus Christi Pipeline GP, LLC, as guarantors, and The Bank of New York Mellon, as trustee	CCH	8-K	4.1	8/21/2020

4.48	Form of 3.52% Senior Secured Note due December 31, 2039 (Included as Exhibit A-1 to Exhibit 4.48 above)	CCH	8-K	4.1	8/21/2020

4.49	Indenture, dated as of September 27, 2019, among CCH, as issuer, and CCL, CCP and Corpus Christi Pipeline GP, LLC, as guarantors, and The Bank of New York Mellon, as trustee	CCH	8-K	4.1	9/30/2019

4.50	Form of 4.80% Senior Note due December 31, 2039 (Included as Exhibit A-1 to Exhibit 4.50 above)	CCH	8-K	4.1	9/30/2019

4.51	Indenture, dated as of October 17, 2019, among CCH, as issuer, and CCL, CCP and Corpus Christi Pipeline GP, LLC, as guarantors, and The Bank of New York Mellon, as trustee	CCH	8-K	4.1	10/18/2019

4.52	Form of 3.925% Senior Note due December 31, 2039 (Included as Exhibit A to Exhibit 4.52 above)	CCH	8-K	4.1	10/18/2019

4.53	Indenture, dated as of September 18, 2017, between CQP, the guarantors party thereto and The Bank of New York Mellon, as Trustee under the Indenture	CQP	8-K	4.1	9/18/2017

4.54	First Supplemental Indenture, dated as of September 18, 2017, between CQP, the guarantors party thereto and The Bank of New York Mellon, as Trustee under the Indenture	CQP	8-K	4.2	9/18/2017

4.55	Second Supplemental Indenture, dated as of September 11, 2018, among CQP, the guarantors party thereto and The Bank of New York Mellon, as Trustee under the Indenture	CQP	8-K	4.1	9/12/2018

4.56	Third Supplemental Indenture, dated as of September 12, 2019, among CQP, the guarantors party thereto and The Bank of New York Mellon, as Trustee under the Indenture	CQP	8-K	4.1	9/12/2019

4.57	Form of 4.500% Senior Notes due 2029 (Included as Exhibit A-1 to Exhibit 4.57 above)	CQP	8-K	4.1	9/12/2019

4.58	Fourth Supplemental Indenture, dated as of November 5, 2020, between CQP, the guarantors party thereto and The Bank of New York Mellon, as Trustee under the Indenture	Cheniere	10-Q	4.4	11/6/2020

4.59	Fifth Supplemental Indenture, dated as of March 11, 2021, among CQP, the guarantors party thereto and The Bank of New York Mellon, as Trustee under the Indenture	CQP	8-K	4.1	3/11/2021

4.60	Form of 4.000% Senior Notes due 2031 (Included as Exhibit A-1 to Exhibit 4.60 above)	CQP	8-K	4.1	3/11/2021

4.61	Sixth Supplemental Indenture, dated as of September 27, 2021, among CQP, the guarantors party thereto and The Bank of New York Mellon, as Trustee under the Indenture	CQP	8-K	4.1	9/27/2021

Exhibit No.		Incorporated by Reference(1)
	Description	Entity	Form	Exhibit	Filing Date

4.62	Form of 3.25% Senior Notes due 2032 (Included as Exhibit A-1 to Exhibit 4.61 above)	CQP	8-K	4.1	9/27/2021

4.63	Seventh Supplemental Indenture, dated as of September 27, 2021, among CQP, the guarantors party thereto and The Bank of New York Mellon, as Trustee under the Indenture	CQP	8-K	4.1	10/1/2021

4.64	Eighth Supplemental Indenture, dated as of June 21, 2023, among CQP, the guarantors party thereto and The Bank of New York Mellon, as Trustee under the Indenture	CQP	8-K	4.1	6/21/2023

4.65	Form of 5.950% Senior Notes due 2033 (Included as Exhibit A to Exhibit 4.64 above)	CQP	8-K	4.1	6/21/2023

4.66	Ninth Supplemental Indenture, dated as of May 22, 2024, among CQP, the guarantors party thereto and The Bank of New York Mellon, as Trustee under the Indenture	CQP	8-K	4.1	5/22/2024

4.67	Form of 5.750% Senior Notes due 2034 (Included as Exhibit A to Exhibit 4.66 above)	CQP	8-K	4.1	5/22/2024

4.68	Indenture, dated as of March 19, 2024, between Cheniere Energy, Inc., as issuer, and the Bank of New York Mellon, as trustee	Cheniere	8-K	4.1	3/19/2024

4.69	First Supplemental Indenture, dated as of March 19, 2024, between Cheniere Energy, Inc., as issuer, and the Bank of New York Mellon, as trustee	Cheniere	8-K	4.2	3/19/2024

4.70	Form of 5.650% Senior Notes due 2034 (Included as Exhibit A-1 to Exhibit 4.69 above)	Cheniere	8-K	4.1	3/19/2024

5.1*	Opinion of Sidley Austin LLP regarding the validity of the New Notes

10.1	Registration Rights Agreement, dated as of March 19, 2024, between Cheniere Energy, Inc., as issuer, and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BBVA Securities Inc., Mizuho Securities USA LLC, Scotia Capital (USA) Inc. and Truist Securities, Inc. as representatives of the initial purchasers	Cheniere	8-K	10.1	3/19/2024

23.1*	Consent of KPMG LLP

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature pages hereto)

25.1*	Statement of Eligibility of Trustee on Form T-1

99.1*	Form of Letter of Transmittal with respect to the Exchange Offer

99.2*	Form of Letter to the Depository Trust Company Participants regarding the Exchange Offer

99.3*	Form of Letter to Beneficial Owners regarding the Exchange Offer

107*	Filing Fee Table

(b)	Financial Statement Schedule.

Not applicable.

Item 22. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference in the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining liability of the registrant under the Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 22, 2024.

CHENIERE ENERGY, INC.

By:	/s/ Zach Davis
Name:	Zach Davis
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, Each person whose signature appears below hereby constitutes and appoints Zach Davis and David Slack, and each of them, any of whom may act without joinder of the others, his or her lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 22, 2024.

Signature	Title

/s/ Jack A. Fusco Jack A. Fusco	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Zach Davis Zach Davis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David Slack David Slack	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ G. Andrea Botta G. Andrea Botta	Chairman of the Board

/s/ Patricia K. Collawn Patricia K. Collawn	Director

/s/ Brian E. Edwards Brian E. Edwards	Director

/s/ Denise Gray Denise Gray	Director

Signature	Title

/s/ Lorraine Mitchelmore Lorraine Mitchelmore	Director

/s/ Scott Peak Scott Peak	Director

/s/ Donald F. Robillard, Jr. Donald F. Robillard, Jr.	Director

/s/ Neal A. Shear Neal A. Shear	Director